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                                                                  EXHIBIT 10.18

                           ASSET PURCHASE AGREEMENT

            AGREEMENT, dated December 22, 1997, between The Delicious Frookie Company, Inc., a Delaware corporation ("Seller"), and Richard S. Worth ("Worth" or "Buyer").

            IT IS AGREED:

            1. Transaction.

                  1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, Seller hereby sells and/or assigns to Buyer, and Buyer hereby purchases from Seller, the following assets of Seller (hereinafter collectively referred to as the "Purchased Assets") associated with the Seller's Cool Fruits(TM) Fruit Juice Freezers product line ("Cool Fruits Product Line") and Chiquita Tropical Freezers product line ("Chiquita Product Line" and, together with the Cool Fruits Product Line, the "Product Lines"): The formulations and recipes for the products included in such Product Lines ("Formulations"), a list of Seller's customers for the Product Lines ("Customer List"), the inventory and product displays for the Product Lines and the product packaging for the Chiquita Product Line described on Schedule A hereto, the rights to any packaging design used in connection with the Product Lines (subject to Section 4.1 hereof), and the Cool Fruits trademark, trademark registrations and trademark applications ("Trademark"). It is understood and agreed that Buyer can use the Cool Fruits name and Trademark for any and all products except cookies and crackers.

                  1.2 Assignment and Assumption of Chiquita License. Seller does hereby irrevocably assign to Buyer all of Seller's right, title and interest and obligations in and to the license agreement between the Seller and Chiquita Brands, Inc. ("Chiquita") for the Chiquita Product Line dated November 1, 1993, as amended on November 26, 1996 ("Chiquita License"). Buyer does hereby accept and assume all of the terms, covenants and conditions of the Chiquita License to be performed from and after the effective date of this Agreement and shall from and after the effective date of this Agreement assume full liability to Chiquita under the Chiquita License with respect to such terms, covenants and conditions to be performed from and after the effective date of this Agreement. The parties hereto hereby agree that if Seller has not obtained the written consent of Chiquita to the foregoing assignment by the effective date

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of this Agreement, such assignment shall be null and void and, together with all references to the Chiquita Product Line, shall be deemed eliminated from this Agreement without liability to any party hereto.

                  1.3 Indemnity. Seller assumes no liability to Buyer or to third parties with respect to the performance characteristics of the products manufactured or sold by Buyer under the Trademark or the Chiquita License or to the use of the Trademark, and Buyer indemnifies and holds harmless Seller against all losses, damages and expenses, including attorneys' fees, incurred as a result of or related to claims of third persons involving the manufacture or sale of the products comprising the Product Lines or the use of the Trademark or the Chiquita License.

                  1.4 Purchase Price. In full payment for the Purchased Assets and assignment of the Trademark and the Chiquita License, Worth hereby surrenders for cancellation the options issued to him to purchase an aggregate of 500,000 shares of Common Stock of Seller identified on Schedule B hereto ("Worth Options").

                  1.5 Transition of Business. Simultaneously with the delivery of this Asset Purchase Agreement, Seller is delivering to Buyer the Customer List and an assignment of the Trademark and is making available to Buyer the inventory and product displays for the Product Lines and the product packaging for the Chiquita Product Line described on Schedule A. Seller shall forward to Buyer any future orders it receives for the Product Lines. Buyer and Seller acknowledge that Buyer has possession of the Formulations. Buyer shall promptly send to customers a joint announcement with Seller relating to the sale of the Product Lines to Buyer. All future business matters relating to the Product Lines shall be the sole responsibility of Buyer.

                  1.6 Sales Tax. To the extent required by law, Buyer will pay any sales tax arising by reason of the sale of the Purchased Assets and the assignment of the Trademark and the Chiquita License to Buyer.


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            2. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows and acknowledges that Buyer is relying upon such representations and warranties in connection with the purchase by Buyer of the Purchased Assets.

                  2.1 Corporate Existence and Power. Seller is a corporation duly organized and validly existing, in good standing, under the laws of the State of Delaware.

                  2.2 Authorization. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action. This Agreement has been duly executed by Seller and constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            3. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

                  3.1 Authority; Execution, Delivery and Performance of Agreement. Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; all proceedings required to be taken by Buyer to authorize the execution and delivery of this Agreement by Buyer and the performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been properly taken; and this Agreement constitutes a valid and legally binding obligation of Buyer. Neither the execution, delivery nor performance of this Agreement by Buyer will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any encumbrance pursuant to, or require the consent of any third party or governmental authority pursuant to (a) any provision of Buyer's certificate of incorporation or by-laws or (b) any franchise, mortgage, indenture or deed of trust or any material, lease, license, agreement, or any law, rule, regulation, order, judgment or decree to which Buyer is a party or by which Buyer may be bound or affected.


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                  3.2 Obligations Relating to Product Lines. The Buyer is not
aware of any obligations of the Seller relating to or incurred in connection with the Product Lines.

            4. Covenants of Buyer.

                  4.1 No Use of Terms. Buyer agrees that it will not use the trademarks "Frookie" or "Delicious" or the term "The Good For You," or any logo using such trademarks or term, in connection with any product marketed by Buyer, including any product constituting part of the Product Lines.

            5. Title to Purchased Assets. Buyer accepts the Purchased Assets and the assignment of the Trademark and the Chiquita License "as is" and without any representation or warranty made with respect thereto by the Company, it being acknowledged by Buyer that as a result of Worth's position as an officer and director of the Company over the years Buyer has been and is in a position of equal knowledge with the Company with respect to such matters.

            6. Notices. Any notice required or permitted under this Agreement shall be given in writing and shall either be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or by Federal Express next business day service with signed receipt required, to the parties at their respective addresses set forth below, or to such other address as either shall have specified by notice to the other given as provided herein, and shall be deemed duly given hereunder when so delivered. Any notice to Buyer shall be sent to Buyer at 1497 Rail Head Boulevard, Unit #2, Naples, Florida 74110-8444, and any notice to Seller shall be sent to it at 2720 River Road, Suite 126, Des Plaines, Illinois 60018, or at such other address as a party may designate by notice to the other given as provided herein, with copies to Steven Wolosky, Esq., Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022 and David Alan Miller, Esq., Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016-2097.

            7. Indemnification. Buyer shall indemnify and hold harmless Seller and its successors and assigns from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys' fees, which may be sustained, suffered or incurred by Seller, its successors and assigns, arising from or in connection with the breach of any of


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Buyer's representations, warranties, agreements, obligations or undertakings hereunder. Seller shall indemnify and hold harmless Buyer and its heirs, executors, legal representatives, successors and assigns from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys' fees, which may be sustained, suffered or incurred by Buyer or its heirs, executors, legal representatives, successors and assigns, arising from or in connection with the breach of any of Seller's representations, warranties, agreements, obligations or undertakings hereunder. These indemnities shall survive the execution of this Agreement.

            8. Miscellaneous.

                  8.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties.

                  8.2 Partial Invalidity. In the event that any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction for any reason, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining portion of such provision or the other provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  8.3 No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                  8.4 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its successors and permitted assigns. This


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Agreement shall not be assigned by either Buyer, Seller or Worth and any attempted assignment shall be void; provided, however, that Worth may assign his rights and, except as set forth in the next sentence, obligations hereunder to a corporation of which Worth is the sole stockholder. In the event of any such assignment, Worth shall remain obligated to deliver the Worth Options in accordance with Section 1.4.

                  8.5 Headings. The article and section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles or sections.

                  8.6 Cooperation. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                  8.7 Governing Law. This Agreement and all amendments thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal law of the State of New York without regard to principles of conflicts of laws.

                  8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed the day and year first above written.

                                          THE DELICIOUS FROOKIE COMPANY, INC.



                                          By: /s/ Jeffry Weiner
                                              ---------------------------------
                                              Name: JEFFRY WEINER
                                              Title: CHIEF FINANCIAL OFFICER


                                          /s/ Richard S. Worth
                                          -------------------------------------
                                          Richard S. Worth
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                                                                      SCHEDULE A

Inventory-Finished Goods (a/c 13260)
June 30, 1997


             Hall Street
                                             Unit             Unit
             Description                    Drums           Lbs/Gal.
             -----------                    -----           --------

Polynesian Passion - lbs                      45               336

Pineapple WONF - lbs                           3               419
Rasberry - gal                                12                55
                                           --------
                                              61
                                           ========


               Kisko

                                                     Unit
            Description                            Quantity
            -----------                            --------

Packaging
---------
Inserts                                            140,000
88 ct Boxes                                         41,200
Risers                                               4,020
Base                                                 1,905
Trays                                                3,600
FOL Shippers                                         2,420
Dividers                                             4,757

Ingredients
-----------
45162 Rasberry Flavor                               37.857
F10620 Pineapple Flavor                            242.485
L44237 Pineapple WONF                                  485

Pre-Blends
----------
Polynesian                                          4 1/3
Hawaiian                                            4 1/4

Finished Goods                                         785
--------------

Items Shipped not Billed
------------------------

Pails Pineapple flavor                               4,190

Polynesian Passion Pre-Blend                             8


                                       A-1
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Diversified Distribution

5/30/97

                                                                 Unit
Item               Code #              Description             Quantity
----               ------              -----------             --------

Frookie             11911       Cool Fruit End Match Set           545

DCC Chiquita       54616A       Chiquita Base                   10,200
                   54616B       Chiquita Tray                    7,600
                   54616C       Chiquita Riser                   4,200


                                       A-2
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                                                                      Schedule B

                             Cancellation of Options


Option issued pursuant to               :    1995 Stock Option Plan

Option Number                           :    1

Date of Grant                           :    July 6, 1995

Number of Options Originally Issued     :    600,000

Number of Options to be Canceled        :    500,000

Number of Options to be Retained        :    100,000